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David Skipper, 281-836-8155

Archrock Partners Reports Fourth-Quarter and Full-Year 2016 Results

HOUSTON, Feb. 23, 2017 - Archrock Partners, L.P. (NASDAQ: APLP) today reported a net loss of $14.0 million, or $0.22 per diluted limited partner unit, for the fourth quarter of 2016, compared to a net loss of $0.6 million, or $0.01 per diluted limited partner unit, for the third quarter of 2016 and a net loss of $137.9 million, or $2.34 per diluted limited partner unit, for the fourth quarter of 2015. Net loss was $10.8 million, or $0.18 per diluted limited partner unit, for 2016, compared with a net loss of $84.0 million, or $1.71 per diluted limited partner unit, for 2015.
EBITDA, as adjusted (as defined below), was $69.0 million for the fourth quarter 2016, compared to $67.9 million for the third quarter 2016 and $75.3 million for the fourth quarter 2015. EBITDA, as adjusted, was $277.6 million for 2016, compared to $315.5 million for 2015.
Revenue was $135.4 million for the fourth quarter 2016, compared to $135.5 million for the third quarter 2016 and $161.4 million for the fourth quarter 2015. Gross margin was $84.0 million, or 62% of revenue, in the fourth quarter of 2016, compared to $84.6 million, or 62% of revenue, in the third quarter of 2016 and $97.9 million, or 61% of revenue, in the fourth quarter of 2015.
Selling, general and administrative expenses (“SG&A”) were $18.4 million for the fourth quarter of 2016 compared to $17.9 million for the third quarter of 2016.
Cash flow from operations was $39.3 million for the fourth quarter of 2016, compared to $64.8 million for the third quarter of 2016 and $42.9 million for the fourth quarter of 2015. Cash flow from operations was $213.0 million for 2016, compared to $241.2 million for 2015
Distributable cash flow (as defined below) was $41.3 million for the fourth quarter of 2016, compared to $43.7 million for the third quarter of 2016 and $46.3 million for the fourth quarter of 2015. Distributable cash flow coverage was 2.16x for the fourth quarter of 2016, compared to 2.50x for the third quarter of 2016 and 1.17x for the fourth quarter of 2015. Distributable cash flow was $175.7 million for 2016, compared to $190.7 million for 2015. Distributable cash flow coverage was 2.45x for 2016, compared to 1.24x for 2015.
“Archrock Partners delivered strong gross margins and maintained reduced SG&A and capital expenditure levels in the fourth quarter of 2016,” said Brad Childers, Chairman, President and Chief Executive Officer of Archrock Partners’ managing general partner. “The work we accomplished in 2016, including improvements in field operating efficiencies, a 22% reduction in run-rate SG&A from the first quarter of 2016, and over $65 million in debt reduction, has positioned us to take advantage of growth opportunities in 2017 and beyond.”
“We believe the market is showing signs of a cyclical recovery in our business,” continued Childers. “Industry conditions are improving and we expect to leverage higher customer activity levels to drive increased orders in 2017. As a later cycle participant, we believe 2017 will be a transition year and we expect that our earnings will stabilize in the first part of the year and begin to recover in the later part of the year.”
“We continue to expect to benefit from the increasing demand for natural gas from LNG and pipeline exports, petrochemical feedstock and power generation. Our existing idle capacity as well as investment in our compression fleet will enable us to capitalize on opportunities as the predicted growth in U.S. natural gas production occurs,” concluded Childers.
Net income, excluding the items listed in the following sentence, for the fourth quarter of 2016 was $10.1 million, or $0.16 per diluted limited partner unit. The excluded items consisted of a non-cash long-lived asset impairment charge of $23.8 million as well as restructuring charges and expensed acquisition costs totaling $0.4 million. Net income, excluding the items listed in the following sentence, for the third quarter of 2016 was $9.3 million, or $0.15 per diluted limited partner unit. The excluded items consisted of a non-cash long-lived asset impairment charge of $7.9 million and restructuring charges of $1.9 million. Net income, excluding the items listed in the following sentence, for the fourth quarter of 2015 was $16.3 million, or $0.19 per diluted limited partner unit. The excluded items consisted of a non-cash long-lived asset impairment charge of $26.5 million and a goodwill impairment charge of $127.8 million.
Net income, excluding the items listed in the following sentence, for 2016 was $43.3 million, or $0.70 per diluted limited partner unit. The excluded items consisted of a non-cash long-lived asset impairment charge of $46.3 million, restructuring charges of $7.3 million, and expensed acquisition costs of $0.5 million. Net income, excluding the items listed in the following sentence, for 2015 was $83.0 million, or $1.09 per diluted limited partner unit. The excluded items consisted of a non-cash long-lived asset impairment charge of $39.0 million, goodwill impairment charge of $127.8 million, and expensed acquisition costs of $0.3 million.
Conference Call Details
Archrock, Inc. and Archrock Partners, L.P. will host a joint conference call on Thursday, Feb. 23, 2017, to discuss their fourth-quarter 2016 financial results. The call will begin at 11:00 a.m. Eastern Time.
To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-800-447-0521 in the United States and Canada or +1-847-413-3238 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock conference call number 4419 4861.
A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 1-888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 4419 4861#.
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EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, restructuring charges, expensed acquisition costs, other items and non-cash selling, general and administrative (“SG&A”) costs. A reconciliation of EBITDA, as adjusted, to net income (loss), the most directly comparable GAAP measure, appears below.
Distributable cash flow, a non-GAAP measure, is defined as net income (loss) (a) plus depreciation and amortization expense, impairment charges, restructuring charges, expensed acquisition costs, non-cash SG&A costs and interest expense (b) less cash interest expense (excluding amortization of deferred financing fees, amortization of debt discount and non-cash transactions related to interest rate swaps) and maintenance capital expenditures, and (c) excluding gains or losses on asset sales and other items. Distributable cash flow coverage is defined as distributable cash flow divided by total distributions. A reconciliation of distributable cash flow to cash flows from operating activities, the most directly comparable GAAP measure, appears below.
Gross margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to net income, the most directly comparable GAAP measure, appears below.

About Archrock Partners
Archrock Partners, L.P., a master limited partnership, is the leading provider of natural gas contract compression services to customers throughout the United States. Archrock, Inc. (NYSE: AROC) owns an equity interest in Archrock Partners, including all of the general partner interest. For more information, visit www.archrock.com.
Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Archrock Partners’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Archrock Partners’ financial and operational strategies and ability to successfully effect those strategies; Archrock Partners’ expectations regarding future commodity prices, demand for natural gas and economic and market conditions; Archrock Partners’ financial and operational outlook and ability to fulfill that outlook; statements about Archrock Partners’ distributions; demand for Archrock Partners’ services; expectations regarding Archrock Partners’ ability to utilize its idle fleet and invest in its compression fleet to capitalize on anticipated future opportunities; and Archrock Partners’ cost reduction plans.
While Archrock Partners believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Archrock Partners and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in safety, health, environmental and other regulations; the financial condition of Archrock Partners’ customers; the failure of any customer to perform its contractual obligations; and the performance of Archrock, Inc.
These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock Partners Annual Report on Form 10-K for the year ended December 31, 2015, and those set forth from time to time in Archrock Partners’ filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock Partners expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.
SOURCE: Archrock Partners, L.P.

ARCHROCK PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015

Revenue	$135,406	$135,478	$161,419	$562,360	$656,808

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	51,387	50,854	63,505	209,411	258,492
Depreciation and amortization	37,790	38,087	39,932	153,741	155,786
Long-lived asset impairment	23,751	7,909	26,514	46,258	38,987
Restructuring charges	16	1,946	—	7,309	—
Goodwill impairment	—	—	127,757	—	127,757
Selling, general and administrative	18,380	17,917	22,967	79,717	85,586
Interest expense	19,774	20,034	18,619	77,863	74,581
Other income, net	(2,614)	(890)	(273)	(2,594)	(1,391)
Total costs and expenses	148,484	135,857	299,021	571,705	739,798
Loss before income taxes	(13,078)	(379)	(137,602)	(9,345)	(82,990)
Provision for income taxes	943	188	333	1,412	1,035
Net loss	$(14,021)	$(567)	$(137,935)	$(10,757)	$(84,025)

General partner interest in net loss	$(279)	$(11)	$1,924	$(213)	$15,832

Limited partner interest in net loss	$(13,742)	$(556)	$(139,859)	$(10,544)	$(99,857)

Weighted average common units outstanding used in loss per limited partner unit (1):
Basic	62,400	59,837	59,718	60,450	58,539

Diluted	62,400	59,837	59,718	60,450	58,539

Loss per limited partner unit (1):
Basic	$(0.22)	$(0.01)	$(2.34)	$(0.18)	$(1.71)

Diluted	$(0.22)	$(0.01)	$(2.34)	$(0.18)	$(1.71)

(1) Basic and diluted loss per limited partner unit is computed using the two-class method. Under the two-class method, basic and diluted loss per limited partner unit is determined by dividing income allocated to the limited partner units after deducting the amounts allocated to our general partner (including distributions to our general partner on its incentive distribution rights) and participating securities (phantom units with nonforfeitable tandem distribution equivalent rights to receive cash distributions), by the weighted average number of outstanding limited partner units excluding the weighted average number of outstanding participating securities during the period.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts, percentages and ratios)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015

Revenue	$135,406	$135,478	$161,419	$562,360	$656,808

Gross margin (1)	$84,019	$84,624	$97,914	$352,949	$398,316
Gross margin percentage	62%	62%	61%	63%	61%

EBITDA, as adjusted (1)	$69,004	$67,920	$75,342	$277,552	$315,482
% of revenue	51%	50%	47%	49%	48%

Capital expenditures	$11,400	$17,626	$35,888	$62,345	$229,202
Less: Proceeds from sale of property, plant and equipment	(13,444)	(4,514)	(1,711)	(28,858)	(13,593)
Net capital expenditures (proceeds)	$(2,044)	$13,112	$34,177	$33,487	$215,609

Cash flows from operating activities	$39,328	$64,813	$42,884	$213,029	$241,166
Distributable cash flow (2)	$41,325	$43,703	$46,253	$175,696	$190,690

Distributions declared for the period per limited partner unit	$0.2850	$0.2850	$0.5725	$1.1400	$2.2750
Distributions declared to all unitholders for the period, including incentive distribution rights	$19,107	$17,513	$39,680	$71,646	$154,349
Distributable cash flow coverage (3)	2.16x	2.50x	1.17x	2.45x	1.24x

	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015

Debt (4)	$1,342,724	$1,370,382	$1,410,382	$1,342,724	$1,410,382
Total partners' capital	522,173	478,200	547,996	522,173	547,996

(1) Management believes EBITDA, as adjusted, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.

(2) Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

(3) Defined as distributable cash flow for the period divided by distributions declared to all unitholders for the period, including incentive distribution rights.
(4) Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015

Reconciliation of GAAP to Non-GAAP Financial Information:

Net loss	$(14,021)	$(567)	$(137,935)	$(10,757)	$(84,025)
Depreciation and amortization	37,790	38,087	39,932	153,741	155,786
Long-lived asset impairment	23,751	7,909	26,514	46,258	38,987
Restructuring charges	16	1,946	—	7,309	—
Goodwill impairment	—	—	127,757	—	127,757
Selling, general and administrative	18,380	17,917	22,967	79,717	85,586
Interest expense	19,774	20,034	18,619	77,863	74,581
Other income, net	(2,614)	(890)	(273)	(2,594)	(1,391)
Provision for income taxes	943	188	333	1,412	1,035
Gross margin (1)	84,019	84,624	97,914	352,949	398,316
Expensed acquisition costs (in Other income, net)	351	—	—	523	302
Non-cash selling, general and administrative costs	400	323	122	1,203	1,059
Less: Selling, general and administrative	(18,380)	(17,917)	(22,967)	(79,717)	(85,586)
Less: Other income, net	2,614	890	273	2,594	1,391
EBITDA, as adjusted (1)	69,004	67,920	75,342	277,552	315,482
Less: Provision for income taxes	(943)	(188)	(333)	(1,412)	(1,035)
Less: Gain on sale of property, plant and equipment (in Other (income) loss, net)	(2,946)	(795)	(251)	(3,585)	(1,747)
Less: Loss on non-cash consideration in March 2016 Acquisition	—	—	—	635	—
Less: Cash interest expense	(18,600)	(18,449)	(17,740)	(73,594)	(70,181)
Less: Maintenance capital expenditures	(5,190)	(4,785)	(10,765)	(23,900)	(51,829)
Distributable cash flow (2)	$41,325	$43,703	$46,253	$175,696	$190,690

Cash flows from operating activities	$39,328	$64,813	$42,884	$213,029	$241,166
Provision for doubtful accounts	(395)	(705)	(1,065)	(2,672)	(2,255)
Expensed acquisition costs (in Other income, net)	351	—	—	523	302
Restructuring charges	16	1,946	—	7,309	—
Payments for settlement of interest rate swaps that include financing elements	(714)	(754)	(913)	(3,058)	(3,728)
Maintenance capital expenditures	(5,190)	(4,785)	(10,765)	(23,900)	(51,829)
Change in assets and liabilities	7,929	(16,812)	16,112	(15,535)	7,034
Distributable cash flow (2)	$41,325	$43,703	$46,253	$175,696	$190,690

Net loss	$(14,021)	$(567)	$(137,935)	$(10,757)	$(84,025)
Items:
Long-lived asset impairment	23,751	7,909	26,514	46,258	38,987
Restructuring charges	16	1,946	—	7,309	—
Goodwill impairment	—	—	127,757	—	127,757
Expensed acquisition costs	351	—	—	523	302
Net income, excluding items	$10,097	$9,288	$16,336	$43,333	$83,021

Diluted loss per limited partner unit	$(0.22)	$(0.01)	$(2.34)	$(0.18)	$(1.71)
Adjustment for items per limited partner unit	0.38	0.16	2.53	0.88	2.80
Diluted earnings per limited partner unit, excluding items (1)	$0.16	$0.15	$0.19	$0.70	$1.09

(1) Management believes EBITDA, as adjusted, diluted income per limited partner unit, excluding items, and gross margin provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone. Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.

(2) Management uses distributable cash flow, a non-GAAP measure, as a supplemental performance and liquidity measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

ARCHROCK PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015

Total available horsepower (at period end) (1) (2)	3,290	3,221	3,320	3,290	3,320

Total operating horsepower (at period end) (1) (3)	2,874	2,762	3,030	2,874	3,030

Average operating horsepower	2,816	2,751	3,065	2,836	3,087

Horsepower Utilization:
Spot (at period end)	87%	86%	91%	87%	91%
Average	86%	84%	91%	86%	93%

Total available contract operations horsepower of Archrock, Inc. and Archrock Partners (at period end) (2)	3,819	3,984	4,011	3,819	4,011

Total operating contract operations horsepower of Archrock, Inc. and Archrock Partners (at period end) (3)	3,115	3,153	3,493	3,115	3,493

(1) Includes compressor units leased from Archrock, Inc. with an aggregate horsepower of approximately 1,000, 6,000 and 17,000 at December 31, 2016, September 30, 2016, and December 31, 2015, respectively. Excludes compressor units leased to Archrock, Inc. with an aggregate horsepower of approximately 6,000, 100, 12,000 at December 31, 2016, September 30, 2016, and December 31, 2015, respectively.

(2) Available horsepower is defined as idle and operating horsepower. New units completed by a third party manufacturer that have been delivered to us are included in the fleet.
(3) Operating horsepower is defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as a standby revenue.